EXHIBIT 99.1

3D Systems to Acquire Geomagic

-Complementary combination enhances 3D authoring platform, creates value and delivers better, more affordable customer experience

-Expected to be accretive to non-GAAP earnings in the first full year following completion of transaction

ROCK HILL, S.C., Jan. 3, 2013 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it has signed a definitive agreement to acquire Geomagic, Inc., a leading global provider of 3D authoring solutions including design, sculpt and scan software tools that are used to create 3D content and inspect products throughout the entire design and manufacturing process. This acquisition is subject to customary closing conditions, and is expected to close during the first quarter of 2013, after those conditions are met. Terms of the transaction were not disclosed.

The combination of Geomagic's powerful sculpting, modeling, scanning and inspecting software tools with 3D Systems' portfolio strengthens its 3D authoring platform and positions the company for accelerated growth in the fast-growing, 3D content-to-print space. The transaction adds complementary products and technology, increases the company's reseller coverage globally and is expected to be accretive to its non-GAAP earnings in the first full year following the completion of transaction.

"Geomagic represents the perfect strategic fit for us and we will be thrilled to welcome 3D pioneer and Geomagic Founder and CEO Ping Fu as our Chief Strategy Officer once the deal has closed," said Abe Reichental, President and CEO, 3D Systems. "Our complementary capabilities in product development, channel coverage and marketing combined with greater efficiencies are sure to result in more affordable and user friendly solutions that will delight our customers and could present attractive long term shareholder value. In line with that, we intend to expand the range of our 3D authoring solutions further into new manufacturing and consumer applications and concurrently maintain and enhance the existing Geomagic and Rapidform product lines."

"We have worked with 3D Systems for many years to accelerate adoption of 3D content-to-print solutions and believe that now is the right time to combine our efforts to further democratize access to design and 3D printing," said Ping Fu, Founder and CEO of Geomagic. "Joining 3D Systems provides us with the scale, resources and strategic platform to realize our shared vision of delivering functional, affordable and extensible 3D authoring solutions for the benefit of professional designers and engineers, as well as the exciting maker's movement."

Strategic and Financial Benefits

  Growing reseller channel accelerates revenue growth from combined portfolio and presence
  Profitable razor and blades business with accretive software gross profit margins enhances non-GAAP earnings power
  Highly complementary portfolio delivers powerful and affordable design and manufacturing solutions and greater customer value
  Expected to be accretive to non-GAAP earnings in the first full year following completion of transaction (1)

(1) The statements regarding non-GAAP earnings are not intended to be a profit forecast and should not be interpreted to mean that earnings for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period. When we speak of non-GAAP earnings above, we are speaking of our post-acquisition expectation for earnings taking account of certain non-cash items such as amortization, non-cash compensation and non-cash interest.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading global provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides CAD modeling, reverse engineering and inspection software tools and consumer 3D printers, apps and services. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing and manufacturing new products. 3D Systems' products and services are used to rapidly design, communicate, prototype or produce real functional parts, empowering customers to create and make with confidence.

More information on the company is available at www.3DSystems.com

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Geomagic, Inc.

Geomagic is a global company dedicated to advancing and applying 3D technology for the benefit of humanity. 3D from Geomagic is breaking new ground and new levels of usability in 3D digital reality, touch-enabled design and product verification. The company's scanning and design software solutions are used to capture and model 3D content from physical objects, organically sculpt complex shapes, and prepare products for manufacturing. In addition, the company produces 3D metrology and inspection software that verifies dimensional quality by comparing as-built products to master designs and its Sensable Phantom haptic devices simulate the sense of touch in a digital environment.

More information on the company is available at www.geomagic.com.

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com